Exhibit 99.1

Molina Healthcare Announces Agreement with Infosys to Improve Information Technology Infrastructure While Delivering Long-Term Cost Savings

LONG BEACH, Calif.--(BUSINESS WIRE)--February 6, 2019--Molina Healthcare, Inc. (NYSE: MOH) today announced that it has advanced its information technology (IT) capabilities and operational efficiency by signing an agreement with Infosys, a global leader in next-generation digital services and consulting. Under the agreement, Infosys will manage Molina’s IT infrastructure functions, including IT operations, end-user services, and data centers. With this agreement, Molina expects to improve the reliability of its IT functions to better serve Molina’s members, providers, and state customers while also realizing cost savings beginning in 2019.

“Bringing on a best-in-class partner like Infosys to help us manage our technology infrastructure will support the evolving needs of our business while delivering significant cost savings,” said Jim Woys, executive vice president of health plan services for Molina Healthcare, Inc. “This agreement is another step forward in helping us sustain and expand our margins as we lay the foundation for profitable growth in the coming years.”

“We are proud to be associated with a progressive health care company like Molina, and be a strategic partner in their infrastructure transformation,” said Mohit Joshi, president, Infosys. “By maximizing the potential of the cloud, this transformation will help Molina accelerate their digital journey.”

As a result of a competitive RFP process involving several bidders, Molina ultimately selected Infosys based on its demonstrated expertise, pricing, and commitment to partnering on transformation and cloud migration. The agreement with Infosys is only one component of Molina’s broader IT transformation. It represents the continued execution of Molina’s margin recovery and sustainability plan and positions Molina for future growth.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina served approximately 4 million members as of September 30, 2018. For more information about Molina, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the entry by Molina into an agreement with Infosys to manage Molina’s IT infrastructure functions. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation:

  the parties devote the resources necessary to efficiently, effectively, and successfully carry out the transition of Molina’s IT infrastructure activities to Infosys in a coordinated and timely manner, including securely transferring information and data between the parties, and that any delays in the start of the infrastructure services do not materially impact the amount of the intended cost savings and other intended benefits of the Infosys transaction;
  Infosys performs contracted functions and services in a timely, satisfactory and compliant manner, including with respect to data security, and any failures do not result in regulatory enforcement actions, threaten the security and confidentiality of Molina’s information and data, or result in claims by members and providers against Molina;
  the contractual remedies and indemnification obligations for Infosys’ failures fully compensate Molina for any losses suffered as a result of Infosys’ failure to satisfy their obligations to Molina;
  changes in Infosys’ operations, security posture or vulnerabilities, financial condition, or other matters outside of Molina’s control do not adversely affect the provision of infrastructure services to Molina;
  Molina reduces administrative expenses and improves the reliability of its IT functions through the Infosys transaction while maintaining targeted levels of service and operating performance;
  Molina successfully recognizes the intended cost savings and other intended benefits of the Infosys transaction; and
  Molina is able to replace the services provided by Infosys in a timely manner and on favorable terms and conditions upon expiration or termination of the Agreement.

Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we cannot give assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this press release.

CONTACT:
Molina Healthcare Contacts:
Ryan Kubota
Investor Relations
562-435-3666

Caroline Zubieta
Public Relations
562-951-1588